                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        DICK CLARK PRODUCTIONS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         DICK CLARK PRODUCTIONS, INC.

            ------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1996

            ------------------------------------------------------

  The Annual Meeting of Stockholders of dick clark productions, inc., a Delaware corporation, will be held at Chase Manhattan Corp., 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on Tuesday, November 12, 1996, at 11:30 a.m., local time, for the following purposes:

    1. To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

    2. To adopt the 1996 Stock Option Plan of dick clark productions, inc., which is designed to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees, of dick clark productions, inc.

    3. To ratify the appointment of Arthur Andersen LLP as dick clark productions, inc.'s independent accountants for the fiscal year ending June 30, 1997.

    4. To transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

  Only stockholders of record at the close of business on October 1, 1996, shall be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of common stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of dick clark productions, inc., 3003 West Olive Avenue, Burbank, California 91510-7811.

                                       By order of the Board of Directors

                                       /s/ Martin Eric Weisberg

                                       Martin Eric Weisberg
                                       Secretary

October 10, 1996
Burbank, California

                                   IMPORTANT

  TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         DICK CLARK PRODUCTIONS, INC.
                            3003 WEST OLIVE AVENUE
                        BURBANK, CALIFORNIA 91510-7811

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 12, 1996

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of dick clark productions, inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Chase Manhattan Corp., 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on Tuesday, November 12, 1996, at 11:30 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

  This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 10, 1996.

  A copy of the Company's Annual Report for the fiscal year ended June 30, 1996 ("fiscal 1996"), is being sent to each stockholder of record as of October 1, 1996, together with this Proxy Statement.

GENERAL INFORMATION

  Stockholders of record at the close of business on October 1, 1996, will be entitled to notice of, and to vote the shares of Common Stock of the Company, $.01 par value ("Common Stock"), and the shares of Class A Common Stock of the Company, $.01 par value ("Class A Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock and the Class A Common Stock are the Company's only classes of outstanding voting securities. Each share of Common Stock entitles the holder thereof to one vote and each share of Class A Common Stock entitles the holder thereof to ten votes. On October 1, 1996, there were 7,571,500 shares of Common Stock and 750,000 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees, for the adoption of the Company's 1996 Stock Option Plan (the "1996 Plan"), for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 1997 ("fiscal 1997"), and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

  The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the aggregate shares of Common Stock and Class A Common Stock outstanding at the close of business on October 1, 1996, will constitute a quorum.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

  A Board of seven directors is to be elected at the Annual Meeting. In August 1996, the Board increased the number of directors constituting the entire Board from five members to seven members. The Board of Directors proposes the election of the following seven nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

              Richard W. Clark
              Karen W. Clark
              Francis C. La Maina
              Robert A. Chuck
              Lewis Klein
              Jeffrey B. Logsdon
              Enrique F. Senior

  Except for Messrs. Chuck and Logsdon, who are being nominated for election by the stockholders of the Company for the first time, all of the other nominees are present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

  If elected, all nominees are expected to serve until the 1997 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

Richard W. Clark
Director since: 1957
Age: 66

  Richard ("Dick") W. Clark has been Chairman and Chief Executive Officer and a director of the Company since its inception. He acts as executive producer on almost all of the television programs produced by the Company. Mr. Clark is the principal stockholder, as well as a director and executive officer, of Olive Enterprises, Inc., a Pennsylvania corporation ("Olive"). Olive is a company controlled by Mr. Clark. Mr. Clark also acts and performs on a freelance basis.

Karen W. Clark
Director since: 1977
Age: 54

  Karen W. Clark became Vice President--Administration of the Company in July 1986 and was Secretary of the Company from 1977 to 1987. She serves as production assistant on many of the Company's television programs and is the Company's administrative coordinator. Ms. Clark is the wife of Richard W. Clark.

Francis C. La Maina
Director since: 1974
Age: 57

  Francis C. La Maina became President of the Company in July 1986. Mr. La Maina serves as executive in charge of production on all television shows produced by the Company. From 1977 to 1986, he was Executive Vice President of the Company, and from 1974 to 1977, he was Vice President--Business Affairs of the Company. From 1966 to 1974, he served as Controller of the Company and as an associate producer. Mr. La Maina provides business related services to Mr. Clark in connection with Mr. Clark's non-Company business ventures and is a stockholder, director and executive officer of Olive.

Robert A. Chuck
New Director Nominee
Age: 65

  Robert A. Chuck became Vice President--Special Projects of the Company in April 1993. He worked as a private consultant in the entertainment business area from December 1992 to March 1993. From January 1990 to November 1992, Mr. Chuck was Executive Vice President--Administration and Business Affairs of Triad Artists, Inc., a leading full-service talent agency. He was Executive Vice President and General Counsel of International Creative Management, Inc., another leading full-service talent agency, from 1978 through 1989. Overall, Mr. Chuck has held various business positions in the entertainment industry for over 30 years.

Lewis Klein
Director since: 1987
Age: 69

  From 1985 to 1993, Mr. Klein was President of Gateway Communications, Inc. ("Gateway"), a company which owns and operates several television stations. From 1972 to 1985, Mr. Klein served as Executive Vice President of Gateway, and he has been a director of Gateway since 1975. Mr. Klein is the founder and past president of the International Association of Television Program Executives and is currently President of its Educational Foundation. Since 1952, Mr. Klein has been a professor at the Temple University School of Communications.

Jeffrey B. Logsdon
New Director Nominee
Age: 44

  Since August 1996, Jeffrey B. Logsdon has been a Managing Director of Cruttenden Roth, Inc., an investment banking and brokerage firm, where he is Director of Research. From July 1990 to August 1996, Mr. Logsdon was a Managing Director of The Seidler Companies Incorporated, an investment banking company, where he served as Director of Institutional Equities. In 1995, Mr. Logsdon was named an All-Star Analyst by The Wall Street Journal for stocks in the category of cable and broadcasting.

Enrique F. Senior
Director since: 1987
Age: 53

  Since November 1982, Mr. Senior has been a Managing Director of Allen & Company Incorporated, an investment banking firm. For a number of years prior to November 1982, Mr. Senior was a Vice President of Allen & Company Incorporated.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

COMMITTEES

  The Board of Directors has an Audit Committee but does not have a Nominating Committee or Compensation Committee. The Audit Committee's functions are to recommend the appointment of independent accountants, review the arrangements for and scope of the audit by the independent accountants, review and monitor the Company's policies regarding business ethics and conflicts of interest and discuss with management and the independent accountants annual financial statements and key accounting and reporting matters. The Audit Committee is currently composed of Messrs. Klein and Senior. The Audit Committee did not meet during fiscal 1996.

DIRECTORS' REMUNERATION

  Non-employee directors receive an annual fee of $10,000 plus reimbursements of expenses incurred in connection with attendance at Board of Directors' meetings.

  The Board of Directors met three times during fiscal 1996. Mr. Senior attended one meeting of the Board of Directors during fiscal 1996.

                            PRINCIPAL STOCKHOLDERS

  The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of October 1, 1996, by each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its common stock and by each director, each nominee for director, certain officers and by all officers, directors and nominees for director as a group.

COMMON STOCK

                                                                   PERCENTAGE
            NAME AND ADDRESS                  NUMBER OF SHARES      OF CLASS
          OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)(2) OUTSTANDING
          -------------------             ------------------------ -----------
Richard W. Clark(3).....................         5,653,400(4)        74.67%
Karen W. Clark(3).......................         2,965,500           39.17%
Francis C. La Maina(3)..................           763,586(5)        10.09%
Kenneth H. Ferguson(3)..................             5,000(6)           *
Robert A. Chuck(3)......................                 0              *
Lewis Klein.............................             1,500              *
  1475 Hampton Road
  Rydal, Pennsylvania 19046
Jeffrey B. Logsdon......................                 1              *
  13801 Von Karman, Suite 700
  Irvine, California 92715
Enrique F. Senior.......................                 0              *
  711 Fifth Avenue
  New York, New York 10022
All officers, directors and nominees for
 director as a group (nine persons).....         6,423,487(7)        84.84%

CLASS A COMMON STOCK

                                                                    PERCENTAGE
              NAME AND ADDRESS                  NUMBER OF SHARES     OF CLASS
             OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1) OUTSTANDING
             -------------------              --------------------- -----------
Richard W. Clark(3)..........................        675,000            90%
Francis C. La Maina(3).......................         75,000            10%
All officers, directors and nominees for di-
 rector as a group (seven persons)...........        750,000           100%

--------
*Less than 1%
(1) With the exception of Ms. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Ms. Clark, Mr. Clark has the sole voting power over the shares owned by Ms. Clark.
(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.
(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91510-7811.
(4) Includes 2,965,500 shares owned by Ms. Clark and 357,400 shares owned by Olive.
(5) Includes 500 shares owned by Mr. La Maina's wife and options to purchase 225,450 shares of Common Stock which are currently exercisable.
(6) Includes options to purchase 5,000 shares of Common Stock which are currently exercisable.
(7) Includes 230,450 shares of Common Stock subject to options which are currently exercisable and which may be exercised by certain officers within 60 days under the Company's 1987 Employee Stock Option Plan.

  Pursuant to an agreement between Messrs. Clark and La Maina, Messrs. Clark and La Maina have rights of the first refusal to purchase each other's shares of Common Stock and Class A Common Stock in the event either wishes to sell his shares to a third party (other than a spouse or lineal descendant) or in a market transaction. A purchase by Mr. La Maina of shares held by Mr. Clark could result in a change of control of the Company. Pursuant to an agreement among Messrs. Clark, La Maina and Ms. Clark, Mr. Clark has rights of first refusal in the event Ms. Clark wishes to sell her shares to a third party or in a market transaction and a right of purchase in the event of her death, and Mr. La Maina has identical rights in the event Mr. Clark does not exercise his rights with respect to Ms. Clark's shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table contains information about the compensation paid by the Company for services rendered in all capacities during the three years ended June 30, 1996, to the Chief Executive Officer of the Company and each of the most highly paid executive officers of the Company whose compensation exceeds $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                  COMPENSATION
                                                                  ------------
                                                  ANNUAL            OPTIONS
                                               COMPENSATION         GRANTED
                                            ------------------    ------------
     NAME AND PRINCIPAL POSITION       YEAR SALARY($) BONUS($)     OPTIONS($)
     ---------------------------       ---- --------- --------    ------------
Richard W. Clark...................... 1996  950,000  494,282          --
 Chairman of the Board and             1995  950,000      --           --
  Chief Executive Officer              1994  950,000  400,640(1)       --
Francis C. La Maina................... 1996  525,000  345,711          --
 President and Chief                   1995  518,000      --           --
  Operating Officer                    1994  518,000  275,480(1)       --
Kenneth H. Ferguson................... 1996  150,000      --           --
 Vice President of Finance, Treasurer
  and                                  1995  150,000   26,000(2)     7,500
  Chief Financial Officer              1994  135,000   51,380(1)       --

--------
(1) Represents bonus compensation earned with respect to fiscal 1994, which was paid during fiscal 1995.
(2) Represents bonus compensation earned with respect to fiscal 1995, which was paid during fiscal 1996.

EMPLOYMENT AGREEMENTS

  The Company is party to an employment agreement with Richard W. Clark pursuant to which he serves as Chairman and Chief Executive Officer of the Company. The employment agreement provides for a five-year term which commenced as of July 1, 1992 and terminates on June 30, 1997, unless earlier terminated by the Company or Mr. Clark. The employment agreement provides for a base salary of $950,000 and a bonus payable upon the Company's achievement of certain performance targets, based on the Company's Pre-tax Profits (as that term is defined in the employment agreement) that year. Pursuant to the employment agreement, bonuses of $494,282 and $400,640 were earned with respect to fiscal 1996 and fiscal 1994, respectively. No such bonus was earned during fiscal 1995.

  Mr. La Maina serves as President and Chief Operating Officer of the Company pursuant to an employment agreement which provides for a five-year term which commenced as of July 1, 1995 and expires on June 30, 2000, unless earlier terminated by the Company or Mr. La Maina. The employment agreement provides for a base salary of $525,000 plus an amount equal to the percentage increase in the consumer price index for Los Angeles, California for the relevant twelve-month period. In addition, he receives a bonus based on the Company's Pre-tax Profits (as that term is defined in the employment agreement) during that fiscal year if certain performance targets are met. Pursuant to similar provisions in Mr. La Maina's prior employment agreement, bonuses of $345,711 and $275,480 were earned with respect to fiscal 1996 and fiscal 1994, respectively. No such bonus was earned during fiscal 1995. Mr. La Maina was also granted an option on September 1, 1992 to acquire up to 225,450 shares of the Company's Common Stock in accordance with the Company's 1987 Employee Stock Option Plan. The option is exercisable with respect to 56,362 shares on each of September 1, 1992, June 30, 1993 and June 30, 1994, and for 56,364 shares on and after June 30, 1995.

  Mr. Ferguson is employed as the Company's Vice President of Finance, Treasurer and Chief Financial Officer. Pursuant to an employment agreement which commenced as of July 1, 1994 and terminates on June 30, 1997, Mr. Ferguson's base salary is $150,000, subject to annual adjustments in the base amount for any cost of living increase or decrease (but which base salary amount may not be decreased to an amount below $150,000). In addition, he is entitled to receive bonus compensation in an amount determined by the Company in its sole and absolute discretion, but in no event to exceed 50% of his annual base salary for the fiscal year to which such bonus applies. In accordance with such provisions, Mr. Ferguson was awarded a bonus of $26,000 with respect to fiscal 1995. Mr. Ferguson may be awarded a bonus with respect to fiscal 1996, but the determination of such award has not yet been made by the Company. In accordance with the provisions of Mr. Ferguson's prior employment agreement, he earned bonus compensation of $51,380 with respect to the Company's performance during fiscal 1994, which was paid during fiscal 1995.

STOCK OPTIONS

  During fiscal 1995, Mr. Ferguson was granted an option to purchase up to 7,500 shares of the Company's Common Stock under the Company's 1987 Employee Stock Option Plan.

  The following table sets forth information with respect to the exercise of stock options during fiscal 1996 and the options held as of June 30, 1996 by each of the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                      OPTIONS            IN-THE-MONEY OPTIONS
                              AT FISCAL YEAR-END (#)   AT FISCAL YEAR-END ($)(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Francis C. La Maina.........   225,450           0     $2,337,917           0
Kenneth H. Ferguson.........     5,000       2,500     $   28,750     $14,375

--------
(1) Represents the difference between the closing market price of the Common Stock at June 30, 1996 ($14.25 per share) and the exercise price ($3.88 per share for Mr. La Maina and $8.50 per share for Mr. Ferguson) of the options. Where the exercise price of the options are in excess of the market value, the value has been stated at zero.

BOARD REPORT

  The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The principal objectives of the Company's compensation program are to attract and retain qualified executives, to compensate for experience and goodwill, and to provide incentives for executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

  During the fiscal year ended June 30, 1996, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries, performance bonuses and stock options.

  The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation.

  Base Salaries. Base salaries are determined after evaluating a number of factors, including market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities. The Board also intends that salaries be comparable to those paid for similar positions in other companies of similar size and performance. The length of service to the Company, experience within the industry, and the goodwill associated with their names are significant factors involved in the compensation of the Company's two highest executive officers.

  Performance Bonuses. Certain executives receive bonuses based upon the Company's achievement of specified financial targets. Such bonuses are intended to ensure that these employees have a continuing interest in the success of the Company.

  Discretionary Bonus. Certain executives receive bonuses based upon such criteria as the President and Chief Operating Officer of the Company in his sole and absolute discretion determines appropriate.

  Stock Options. The Company, through its Stock Option Committee and subject to the 1987 Employee Stock Option Plan, awards certain executives incentive stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's stockholders, these equity awards are intended to be directly related to the creation of value for stockholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company. The goals of the stock option component of the Company's executive compensation program would be continued through the 1996 Stock Option Plan being presented and recommended for stockholder approval at the Annual Meeting.

  Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by similar companies.

                                       BOARD OF DIRECTORS

                                       Richard W. Clark
                                       Karen W. Clark
                                       Francis C. La Maina
                                       Lewis Klein
                                       Enrique F. Senior

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Clark and La Maina and Ms. Clark, each of whom is a director and an officer of the Company, participated in discussions regarding compensation of executive officers. Each of the aforementioned individuals excused himself or herself from any deliberations regarding his or her own compensation during fiscal 1996.

  Messrs. Clark and La Maina are each stockholders, directors and executive officers of Olive, a company controlled by Mr. Clark. Messrs. Clark and La Maina participated in deliberations regarding compensation of Olive's executive officers.

  During fiscal 1996, the Company provided management, consulting and office services to Olive and other companies owned by the Company's principal stockholders. The net amount paid by Olive and the other companies during fiscal 1996 for such services was $118,000 and $40,000, respectively. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Olive licenses The American Bandstand(TM) trademark and variations thereof to the Company pursuant to a license agreement which expires in 1996. The Company and Olive have agreed to extend the license on a long-term basis without any cost or license fee payable by the Company. Olive also loans to the Company, without charge, certain memorabilia which the Company currently uses in The American Bandstand(TM) Grill restaurants and the American Bandstand Dance Club located in Reno, Nevada.

PERFORMANCE GRAPH

  The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following graph shows a five-year comparison for the period from June 30, 1991 to June 30, 1996 of cumulative total stockholder return (including the reinvestment of any dividends) of $100 invested in (i) the Company, (ii) the NASDAQ Market Index, and (iii) an index of peer companies selected by the Company.

                           STOCK PRICE PERFORMANCE
                    COMPARISON OF 5 YEAR CUMULATIVE RETURN
                       AMONG DCPI, NASDAQ AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period
(Fiscal Year Covered)          DCPI             NASDAQ       Peer Group
-------------------          --------           ------       ----------
Measurement Pt-  1991        $100.00            $100.00      $100.00
FYE   1992                   $100.00            $118.42      $ 71.47
FYE   1993                   $ 88.89            $147.91      $ 88.11
FYE   1994                   $200.00            $148.34      $106.14
FYE   1995                   $194.44            $192.31      $100.19
FYE   1996                   $316.67            $233.32      $201.07

  The Company chose its peer group by selecting entertainment companies other than motion picture companies with revenues under $100 million and stock prices for two years or more. The peer index includes J2 Communications, Kushner-Locke Company, Matthews Studio Equipment Group, Rentrak Corporation, Todd-AO Corporation, Showscan Corporation, Venture Entertainment Group, Ltd., and Unitel Video. The peer group index included in this graph reflects the omission of Prism Entertainment, which is no longer in the Company's line of business. Due to the unique composition and nature of the Company's businesses, the Company believes that the peer group index may not provide a meaningful comparison to comparable businesses.

                             CERTAIN TRANSACTIONS

  The Company is a tenant under a triple net lease (the "Lease") with Olive, covering the premises occupied by the Company in Burbank, California. The Lease provides for a term ending on December 31, 2000 at a per annum rent of $516,000 payable monthly commencing September 1, 1989, with adjustments based on the Consumer Price Index every 24 months. In fiscal 1996, the Company paid $612,000 per annum under this lease agreement. The Company subleases a portion of the space covered by the Lease to Olive and to third parties on a month-to-month basis. The Company believes that the terms of the Lease and the subleases to Olive and to third parties are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Mr. Clark is actively involved in the Company's television programming and many of the programs involve the executive producing services and creative talent of Mr. Clark. Mr. Clark's services are not exclusive to the Company.

  The Company pays Mr. Clark for his services as a performer on Company programs and for any use of his name and likeness in connection with activities outside the television and motion picture business. Compensation paid by the Company to Mr. Clark as a performer or for such use of his name and likeness is based on industry standards for performers of his stature. In fiscal 1996, the Company paid Mr. Clark $735,000 for his services as a performer on Company programs.

  See "Compensation Committee Interlocks and Insider Participation" for descriptions of business arrangements between the Company and Olive.


                                  PROPOSAL 2.

               ADOPTION OF THE COMPANY'S 1996 STOCK OPTION PLAN

  On August 27, 1996, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Company's 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan is designed to provide an incentive to employees, and to consultants and directors who are not employees, of the Company or any of its Subsidiaries (as such term is defined in the 1996 Plan), and to offer an additional inducement in obtaining the services of such persons.

  The following summary of certain material features of the 1996 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 1996 Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

  The 1996 Plan authorizes the grant of options to purchase a maximum of 1,000,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees), to consultants and to directors who are not employees of the Company or any of its Subsidiaries (as such term is defined in the 1996 Plan). Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the granting of options under the 1996 Plan. No options have been granted to date under the 1996 Plan.

TYPE OF OPTIONS

  Options granted under the 1996 Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees. The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

ADMINISTRATION

  The 1996 Plan will be administered by the Board of Directors or a committee of the Board of Directors consisting of at least two (2) directors (the "Committee"). Each member of the Committee will be a non-employee director within the meaning of Rule-3 (as the same may be in effect and interpreted from time to time, "Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Those administering the Plan are the "Administrators".

  Among other things, the Administrators have sole discretion to determine, subject to the express provisions of the 1996 Plan: the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms or conditions relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld, and with the consent of the optionee, to modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 1996 Plan and to make all other determinations necessary or advisable for administering the 1996 Plan, and to construe each stock option contract ("Contract") entered into by the Company with an optionee under the 1996 Plan.

TERMS AND CONDITIONS OF OPTIONS

  Options granted under the 1996 Plan will be subject to, among other things, the following terms and conditions:

    (a) The exercise price of each option will be determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company, of any of its Subsidiaries or of a Parent (as such term is defined in the 1996 Plan);

    (b) Options may be granted for a term determined by the Administrators; provided, however, that the term of an ISO may not exceed ten (10) years (five (5) years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company, of any of its Subsidiaries or of a Parent).

    (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares of Common Stock with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

    (d) The exercise price of each option is payable in full upon exercise or, if the applicable Contract permits, in installments. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, with previously acquired shares of the Company's Common Stock, or any combination thereof.

    (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by him or her (or by his or her legal representative).

    (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company, any of its Subsidiaries or a Parent as an employee or consultant is terminated for any reason (other than the death or disability of the optionee), then such optionee's options will terminate immediately. In the case of the death of an optionee while an employee or consultant (or, generally, within one year after termination of such relationship by reason of disability), except as otherwise provided in the applicable Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as may otherwise be provided in the applicable Contract, an optionee whose relationship with the Company, any of its Subsidiaries or a Parent, was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Except as may otherwise be provided in the applicable Contract, options are not affected by a change in the status of an optionee so long as such optionee continues to be an employee of, or a consultant to, the Company, any of its Subsidiaries or a Parent. Except as may otherwise be provided in the applicable Contract, options granted to a Non-Employee Director (as such term is defined in the 1996 Plan) are not affected by the optionee becoming an employee of the Company, any of its Subsidiaries or a Parent.

    (g) The Company, a Subsidiary or Parent may withhold cash and/or, with the consent of the Committee, shares of the Company's Common Stock to be issued upon exercise of an option having an aggregate fair market value equal to the amount which the Administrators determines is necessary to satisfy the obligations of the Company, a Subsidiary or Parent to withhold any federal, state and/or local taxes or other amounts incurred by reasons of the grant, vesting or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company, a Subsidiary or Parent may require the optionee to pay it such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

  Appropriate adjustments will be made in the number and kind of shares available under the 1996 Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options and the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, spin-off, split-up, combination, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation or (c) any transaction (or series of related transactions) in which more than 50% of the Company's outstanding Common Stock is transferred or exchanged for other consideration or shares of the Company's Common Stock in excess of the number of shares of the Company's Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

DURATION AND AMENDMENT OF THE 1996 PLAN

  No ISO may be granted under the 1996 Plan after August 26, 2006. The Board of Directors may at any time terminate or amend the 1996 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares of the Company's Common Stock available for the grant of options or increase the maximum number of options that may be granted to an employee in any year, (b) change the eligibility requirements for persons who may receive options or (c) make any change for which applicable law requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

  The following is a general summary of the federal income tax consequences under current tax law of options. It does not purport to cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

  An optionee will not recognize taxable income for federal income tax purposes upon a grant of a NQSO or an ISO.

  Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Proposed legislation would treat long-term capital gain even more favorably. There can be no assurance, however, that such proposed legislation will be enacted.

  Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

  In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

REQUIRED VOTE

  Approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal. If the 1996 Plan is not approved by the Company's Stockholders, the 1996 Plan will not be effective.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 PLAN.

                                  PROPOSAL 3.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent accountants for fiscal 1997.

  Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

  Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 1997 will require the affirmative vote of at least a majority of the votes of the shares of Common Stock and Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1997.

          ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

  As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the notice of meeting and proxy statement relating to the 1997 Annual Meeting, by July 15, 1997.

                            ADDITIONAL INFORMATION

  The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

                                       By order of the Board of Directors

                                       /s/ Martin Eric Weisberg

                                       Martin Eric Weisberg
                                       Secretary

October 10, 1996

                                                                      EXHIBIT A

                            1996 STOCK OPTION PLAN

                                      OF

                         DICK CLARK PRODUCTIONS, INC.

  1. PURPOSES OF THE PLAN. This stock incentive plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees, of dick clark productions, inc., a Delaware corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 19 hereof), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

  2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12 hereof, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed one million (1,000,000) shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13 hereof, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee (the "Committee") of the Board of Directors consisting of not less than two (2) directors, each of whom shall be a non-employee director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall be the acts of the Committee. Those administering the Plan are the "Administrators".

  Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine: the employees, consultants and directors who shall be granted options; the type of option to be granted to a employee; the times when an option shall be granted; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 hereof (the "Contract"), including, without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as such term is defined in Paragraph 19 hereof), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such restrictions or contingencies have been met; whether an optionee is Disabled (as such term is defined in Paragraph 19 hereof); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan, or any amendment to either, which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties thereto. No Administrator or former Administrator shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

  4. ELIGIBILITY. The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to (a) employees (including officers and directors who are employees) of the Company or any of its Subsidiaries, (b) consultants to the Company or any of its Subsidiaries and (c) Non-Employee Directors (as such term is defined in Paragraph 19 hereof). Such options granted shall cover such number of shares of Common Stock as the Administrators may determine, in their sole discretion, as set forth in the applicable Contract; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan (the "162(m) Maximum") shall be two hundred fifty thousand (250,000) shares; and provided, further, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5 hereof) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

  5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

  The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

  6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

  7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5 hereof) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including payments for any required withholding amounts, have been made.

  The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

  A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

  In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

  8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, if an optionee's relationship with the Company, its Parent and Subsidiaries as an employee or a consultant is terminated for any reason (other than as a result of the death or Disability (as such term is defined in Paragraph 19 hereof) of the optionee), including, without limitation, (a) for Cause (as such term is defined in Paragraph 19 hereof) or (b) without the consent of the Company, then such optionee's options shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

  Except as may otherwise be expressly provided in the applicable Contract, if an optionee's relationship with the Company as a Non-Employee Director ceases for any reason (other than as a result of his death or Disability), then the options granted to such optionee as a Non-Employee Director shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, options granted to a Non-Employee Director shall not be affected by the optionee becoming an employee of the Company, any of its Subsidiaries or a Parent.

  Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

  9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is an employee of, or a consultant to, the Company, any of its Subsidiaries or a Parent, or (b) within one (1) year following the termination of such relationship by reason of his Disability, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as such term is defined in Paragraph 19 hereof) at any time within one (1) year after death, but not thereafter and in no event after the date the option would otherwise have expired.

  Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee of, or a consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionee's Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

  Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as a Non-Employee Director ceases as a result of his death or Disability may exercise the options that were granted to him as a Non-Employee Director, to the extent exercisable on the date of such termination, at any time within one (1) year after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired. In the case of the death of the Non-Employee Director, the option may be exercised by his Legal Representative.

  10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

  The Administrators may require, in their sole discretion, as a condition to the receipt of an option or the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

  In addition, if at any time the Administrators shall determine, in their sole discretion, that the listing or qualification of the shares of Common Stock subject to any option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock thereunder, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

  11. CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators. The terms of each option and Contract need not be identical.

  12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

  In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration or shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

  13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on August 27, 1996. No ISO may be granted under the Plan after August 26, 2006. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12 hereof, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive options hereunder or (c) make any change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect his rights under any option granted under the Plan. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

  14. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided in the immediately preceding sentence, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

  15. WITHHOLDING TAXES. The Company, a Subsidiary or Parent may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date (determined in accordance with Paragraph 5 hereof) or a combination of cash and shares, in an amount equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company, a Subsidiary or Parent may require the holder to pay to it such amount, in cash, promptly upon demand.

  16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

  17. USE OF PROCEEDS. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its discretion.

  18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the Company's stockholders, substitute new options for prior options or restricted stock of a Constituent Corporation (as such term is defined in Paragraph 19 thereof) or assume the prior options or restricted stock of such Constituent Corporation.

  19. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "Cause" shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause as defined by applicable state law.

    (b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

    (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

    (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

    (e) "Non-Employee Director" shall mean a person who is a director of the Company, but is not an employee of the Company, any of its Subsidiaries or a Parent.

    (f) "Parent" shall have the same definition as "parent corporation" in
  Section 424(e) of the Code.

    (g) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

  20. GOVERNING LAW; CONSTRUCTION. The Plan, the options and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

  Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

  21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

  22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote hereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval; provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before August 26, 1997, the Plan and any options granted hereunder shall terminate.

                          DICK CLARK PRODUCTIONS, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS

  Kenneth H. Ferguson and Martin Eric Weisberg, and each of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in dick clark productions, inc. at the Annual Meeting of Stockholders on November 12, 1996, and at any adjournments, to be held at Chase Manhattan Corp., 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on Tuesday, November 12, 1996, at 11:30 a.m., local time.

  Management recommends that you vote FOR the election of the seven director nominees (Proposal 1) and FOR Proposals 2 and 3.

                                              PLEASE MARK
                                              YOUR VOTES AS   [X]
                                              INDICATED IN
                                              THIS EXAMPLE


1. ELECTION OF DIRECTORS

    Nominees:

    Richard W. Clark       Lewis Klein
    Karen W. Clark         Jeffrey B. Logsdon
    Francis C. La Maina    Enrique F. Senior
    Robert A. Chuck

                            WITHHELD
            FOR              FOR ALL
            [_]               [_]

WITHHELD FOR: (Write that nominee's name in the space provided below).

----------------------------------------------------------------------

2. Adoption of the Company's 1996 Stock Option Plan.

            FOR             AGAINST         ABSTAIN
            [_]               [_]             [_]


3. Ratification of the appointment of Arthur Andersen LLP, as the Company's auditors for the 1997 Fiscal year.

            FOR             AGAINST         ABSTAIN
            [_]               [_]             [_]



                                      I PLAN TO ATTEND THE MEETING [_]

                                      Receipt is hereby acknowledged
                                      of the Notice of Annual Meeting of
                                      Stockholders and Proxy Statement
                                      each dated October 10, 1996, and
                                      the Annual Report of dick clark's
                                      productions, inc. for the year ended
                                      June 30, 1996.



Signature(s) ___________________________ Date ___________________________, 1996

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            FOLD AND DETACH HERE

                          DICK CLARK PRODUCTIONS, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS

  Kenneth H. Ferguson and Martin Eric Weisberg, and each of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in dick clark productions, inc. at the Annual Meeting of Stockholders on November 12, 1996, and at any adjournments, to be held at Chase Manhattan Corp., 270 Park Avenue, 11th Floor, Conference Room A, New York, New York, on Tuesday, November 12, 1996, at 11:30 a.m., local time.

1. Election of Directors

  [_] FOR ALL NOMINEES LISTED BELOW     [_] WITHHOLD AUTHORITY to vote for
      (except as indicated to the           all nominees listed below
      contrary below)

   Nominees: Richard W. Clark, Karen W. Clark, Francis C. La Maina, Robert A.
         Chuck, Lewis Klein, Jeffrey B. Logsdon and Enrique F. Senior.

 INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through his name above.


 -----------------------------------------------------------------------------

2. Adoption of the Company's 1996 Stock Option Plan.

         [_] FOR            [_] AGAINST         [_] ABSTAIN

3. Ratification of the appointment of Arthur Andersen LLP, as the Company's auditors for the 1997 Fiscal year.

         [_] FOR            [_] AGAINST         [_] ABSTAIN

   MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN DIRECTOR
                NOMINEES (PROPOSAL 1) AND FOR PROPOSALS 2 AND 3.

                                         Date __________________________ , 1996

                                         --------------------------------------
                                                      (Signature)

                                         --------------------------------------
                                                      (Signature)


                                         RECEIPT IS HEREBY ACKNOWLEDGED OF THE
                                         NOTICE OF ANNUAL MEETING OF
                                         STOCKHOLDERS AND PROXY STATEMENT EACH
                                         DATED OCTOBER 10, 1996, AND THE
                                         ANNUAL REPORT OF DICK CLARK
                                         PRODUCTIONS, INC. FOR THE YEAR ENDED
                                         JUNE 30, 1996.